NXP and Marvell Announce Final Regulatory Approval and Expected Close Date for NXP’s Acquisition of Marvell’s Wi-Fi and Bluetooth Connectivity Assets

EINDHOVEN, The Netherlands, and SANTA CLARA, California, December 3, 2019 – NXP Semiconductors N.V. (NASDAQ: NXPI) and Marvell (NASDAQ: MRVL) today announced that all necessary regulatory approvals have been received for NXP’s acquisition of the wireless connectivity portfolio from Marvell.

The companies expect to close the transaction in the first half of December 2019.

“We are pleased that the closing of this deal is upon us, and ahead of schedule,” said Rick Clemmer, NXP Chief Executive Officer. “Marvell’s world-class engineering team and industry-leading connectivity product set, especially the disruptive Wi-Fi 6 portfolio, will immediately complement NXP’s processing, security and connectivity offerings in the Industrial & IoT, as well as in the Automotive and Communication Infrastructure markets. We are very excited to soon be able to offer NXP’s customers one of the broadest portfolios of edge solutions in the industry, truly enabling us to deliver on our vision to provide Secure Connections for the Smarter World.”

In May 2019, NXP agreed to acquire Marvell’s wireless connectivity portfolio in an all-cash, asset transaction. The acquisition will enable NXP to deliver complete, scalable processing and connectivity solutions to its customers across its end markets, including tailored security and a full suite of wireless connectivity spanning Wi-Fi, Bluetooth, Bluetooth Low Energy, Zigbee, Thread and Near Field Communications (NFC).

The acquisition includes nearly 600 people worldwide and is expected to be accretive to NXP’s non-GAAP operating profit in the first full quarter after the transaction closes.

About NXP Semiconductors
NXP Semiconductors N.V. (NASDAQ: NXPI) enables secure connections for a smarter world, advancing solutions that make lives easier, better, and safer. As the world leader in secure connectivity solutions for embedded applications, NXP is driving innovation in the automotive, industrial & IoT, mobile, and communication infrastructure markets. Built on more than 60 years of combined experience and expertise, the company has approximately 30,000 employees in more than 30 countries and posted revenue of $9.41 billion in 2018. Find out more at www.nxp.com.

About Marvell
Marvell first revolutionized the digital storage industry by moving information at speeds never thought possible. Today, that same breakthrough innovation remains at the heart of the company's storage, processing, networking, security and connectivity solutions. With leading intellectual property and deep system-level knowledge, Marvell's semiconductor solutions continue to transform the enterprise, cloud, automotive, industrial and consumer markets. To learn more, visit: https://www.marvell.com.

Forward-looking Statements
This document includes forward-looking statements which include statements regarding NXP’s business strategy, financial condition, results of operations, and market data, as well as any other statements which are not historical facts. By their nature, forward-looking statements are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements. Except for any ongoing obligation to disclose material information as required by the United States federal securities laws, NXP does not have any intention or obligation to publicly update or revise any forward-looking statements after NXP distributes this document, whether to reflect any future events or circumstances or otherwise. For a discussion of potential risks and uncertainties, please refer to the risk factors listed in NXP’s SEC filings. Copies of NXP’s SEC filings are available on NXP’s Investor Relations website, https://investors.nxp.com or from the SEC website, www.sec.gov.

For further information, please contact:

Investors:                                    Media:
Jeff Palmer                                    Jacey Zuniga
jeff.palmer@nxp.com                                 jacey.zuniga@nxp.com
+1 408 518 5411                                +1 512 895 7398

Ashish Saran                                    Stacey Keegan
ir@marvell.com                                    skeegan@marvell.com
+1 408 222 0777                                +1 408 222 8966

NXP-Corp

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